Exhibit 10.108

TRANSITION AND SEPARATION AGREEMENT

This Transition and Separation Agreement (“Agreement”) is made between Peter Oleksiak (“Executive”) and DTE Energy Corporate Services, LLC, for the benefit of DTE Energy Company, and all its assigns, employees, agents, officers, directors, trustees, shareholders, successors, parents, subsidiaries, affiliates, attorneys, associated companies and representatives, both past and present (collectively, the “Company”). The "Effective Date" of this Agreement is defined in Section 14. This Agreement will bind, inure to the benefit of, and be enforceable by Executive and his heirs, executors, administrators, and legal representatives, and the Company and its successors and assigns.
WHEREAS, Executive is currently serving as Senior Vice President and Chief Financial Officer of DTE Energy;
WHEREAS, the Parties have discussed Executive’s resignation of his current position and separation from employment with the Company;
WHEREAS, the Company desires to provide for an orderly transition of Executive’s duties and responsibilities and Executive desires to assist the Company in realizing an orderly transition;
WHEREAS Parties have mutually agreed to establish terms for the Executive’s provision of Transition Services (as defined herein) and separation from employment;
WHEREAS, the Parties have agreed to enter into an amicable arrangement relating to the resignation of Executive’s employment, provided that Executive executes this Agreement, does not revoke it, and fulfills the promises and commitments to which he has agreed herein and signs and does not revoke the Second General Release of Claims (defined below);
NOW, THEREFORE, in consideration of foregoing recitals and the mutual promises and representations contained in this Agreement, the Parties agree as follows:

1.	Resignation, Transition Services and Separation. Executive and the Company have agreed that:

a.	The last day that Executive shall serve as Senior Vice President and Chief Financial Officer of DTE Energy is May 3, 2020 (the “Transition Date”).

b.
To the extent Executive is a director, trustee, or officer of any Company entity or affiliate, or is a member of any committee of the Company or any Company affiliate, he hereby resigns from such capacity effective immediately upon the Transition Date. Executive agrees to execute and deliver any documents reasonably necessary to effectuate such resignations, as requested by the Company.

c.
Provided that Executive’s employment with the Company is not terminated for a Disqualifying Reason (as defined below) and provided that Executive has not previously voluntarily resigned his employment, the effective date of Executive’s separation from employment with the Company will be December 31, 2020, (or such earlier date as provided for herein, the “Separation Date”).

d.
Subject to Executive’s compliance with the terms and conditions of this Agreement, during the period on and after the Transition Date through the Separation Date (unless Executive’s employment with the Company is terminated sooner as a result of Executive’s resignation or Executive’s termination by the Company for a Disqualifying Reason as defined herein), Executive shall be employed as Special Advisor to the Company’s Chief Executive Officer (“CEO”) in accordance with the terms and conditions set forth herein. This period is referred to hereafter as the

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Peter Oleksiak		Company
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Exhibit 10.108

TRANSITION AND SEPARATION AGREEMENT

“Transition Period”. Should Executive resign his employment earlier than December 31, 2020, the effective date of Executive’s resignation shall be the Separation Date.

e.
During the Transition Period, Executive will, upon request of the CEO, provide in good faith and in a professional manner such reasonable assistance in connection with (a) the transition of his former duties and responsibilities as Senior Vice President and Chief Financial Officer to any individual assuming such responsibilities, and (b) such other business matters as may be reasonably requested by the CEO (the “Transition Services”). During the Transition Period, Executive shall remain subject to all applicable Company policies.

f.
For the purposes of this Agreement, a termination for a “Disqualifying Reason” during the Transition Period occurs if Executive's employment is terminated by the Company for any of the following reasons: (i) the determination that Executive has committed an act or acts constituting a felony that has a material adverse effect on the Company's reputation or business; (ii) the determination that Executive has engaged in willful misconduct or intentional violation of Company policy that has had a material adverse effect on the Company's reputation or business; or (iii) the material breach by Executive of any provision of this Agreement after written notice of such breach and a period of no less than thirty (30) days from receipt of such notice to cure such breach. Should Executive be terminated for a Disqualifying Reason during the Transition Period, Company will not be required to and shall not provide Executive with the Compensation, Benefits and Vesting as set forth in Section 2 of this Agreement.

g.
The Executive shall remain an employee of the Company through the Transition Date, and shall continue to be paid his current base salary. After the Transition Date and through the Separation Date, the Executive shall be paid an annualized base salary of

$250,000. All payments in this section shall be paid in accordance with the Company’s customary payroll practices, and the Executive shall remain eligible to participate in the Company’s group employee benefit plans. Executive shall remain eligible for defense and indemnification for alleged wrongful acts in his capacity as an officer under and subject to the terms of the Company’s articles of incorporation and bylaws, pursuant to any indemnification agreement applicable to Executive, and/or pursuant to and subject to the terms of any applicable Company directors’ and officers’ liability insurance policy.

2.
Separation Compensation and Benefits. Provided that Executive’s employment with the Company is not terminated for a Disqualifying Reason, and provided that Executive executes and does not revoke a Second General Release of Claims (in the form attached hereto as Exhibit A) prior to the expiration of twenty-one (21) days following the Separation Date, Executive shall be eligible for the following Separation Compensation and Benefits:

a.
The Company will pay Executive a lump sum payment of benefit of Two Hundred Fifty- Two Thousand, Six Hundred Dollars and Zero Cents ($252,600.00), less applicable payroll and income tax withholdings, on or before March 15, 2021, but not before January 1, 2021. This lump sum payment will not be included in Executive’s earnings for purposes of calculating benefits under any employee benefit, plan or program, including, but not limited to, any qualified or non-qualified defined contribution or defined benefit retirement plan.

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Peter Oleksiak		Company
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Exhibit 10.108

TRANSITION AND SEPARATION AGREEMENT

b.
The Company shall take necessary actions to have Executive’s benefit under the DTE Energy Executive Supplemental Retirement Plan (“ESRP”) calculated as if he had attained age 55 and completed 22 years and 11 months of service as of the Transition Date and Executive was eligible to receive a Management Supplemental Benefit Plan (“MSBP”) benefit under Appendix A to the ESRP. This additional age and service credit is a special consideration that will apply only for purposes of calculating Executive’s benefit under the ESRP, including the MSBP in Appendix A. Executive’s ESRP benefit, calculated as provided under this Section 1(b), will be paid under the ESRP, not under this Agreement, at the time and in the form required by the ESRP and all requirements under Section 409A of the Internal Revenue Code of 1986, as amended (“Code”).

c.
Executive shall remain eligible to participate in the DTE Energy Annual Incentive Plan (“AIP”) as the Chief Financial Officer through the Transition Date. The Company shall take necessary actions to have Executive’s 2020 AIP benefit calculated as if he had attained age 55 and retired as of the Transition Date and Executive will be eligible for an award as a retiree under the AIP, pro-rated through the Transition Date, subject to an Individual Performance Modifier of ninety percent (90%), and subject to the approval of a 2020 AIP award by the Organization and Compensation (“O&C”) Committee of the Board of Directors. Any AIP award to which Executive becomes entitled under this section will be paid at the same time 2020 AIP awards are paid to other AIP Participating Executives. Following the Transition Date, and notwithstanding anything to the contrary in the AIP, Executive acknowledges and agrees that he will cease being a Participating Executive under the AIP.

d.
The Company shall take necessary actions to have Executive’s awards for the performance periods ending 2020, 2021 and 2022 under the DTE Energy Executive Long Term Incentive Plan (“LTIP”) become non-forfeitable and/or otherwise unrestricted as if had attained age 55 as of the Separation Date, so that such awards will be pro-rated for an LTIP participant who retires.

3.
Sufficient Consideration. Executive agrees that the benefits set forth in this Agreement, including but not limited to the benefits outlined in Section 1 above, are benefits to which Executive would not otherwise be entitled to in the absence of this Agreement. Executive agrees that such benefits constitute adequate consideration for Executive’s obligations under this Agreement.

4.
Release. Executive waives and releases for all time any and all claims Executive may have against the Company arising from Executive’s employment and/or termination of Executive’s employment up through the date on which this Agreement is executed. Executive agrees that the release of claims is all encompassing, final and binding for all time on Executive and Executive’s heirs or assigns. By signing this Agreement, Executive releases all claims for injury, damages wages or other compensation, whether known or unknown, arising under all federal, state and local regulations or statutes; including, but not limited to, claims under Title VII of the Civil Rights Act of 1964, as amended, the Americans With Disabilities Act, the Age Discrimination in Employment Act, the Equal Pay Act, the Fair Labor Standards Act, the Employment Retirement Income Security Act of 1974 (including, but not limited to, claims for breach of fiduciary duty brought individually or as a member of a class, but excluding claims for benefits under the terms of any plan), the Family Medical Leave Act, the False Claims Act,

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Peter Oleksiak		Company
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Exhibit 10.108

TRANSITION AND SEPARATION AGREEMENT

the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Michigan Whistleblowers’ Protection Act, the Michigan Persons with Disabilities Civil Rights Act, the Michigan Elliott-Larsen Civil Rights Act, claims for discrimination, harassment or retaliation on the basis of any protected class or protected activity, or any claim arising under the common law (such as defamation or slander) that can or could be raised in any forum or court, unless the claims are those that cannot legally be released or those that arise after the date this Agreement is executed. Further, this does not limit Executive’s right to report to participate in an investigation by the EEOC, NLRB, OSHA, SEC or other governmental agency; however, Executive waives the right to recover any monetary or other benefits, such as reinstatement, arising from the investigation. This Agreement does not limit Executive’s rights to receive an award from the government for information provided.

5.
Proprietary Information and Return of Property. Executive acknowledges that, while employed, Executive received proprietary and confidential information belonging to the Company, including trade secrets, customer lists, accounting information, and information related to process and technology, which are not generally known outside the Company, of which the Company takes reasonable efforts to maintain confidentiality and from which the Company derives economic benefit and value (“Proprietary Information”). Executive agrees that for all time Executive will not disclose such Proprietary Information to any person outside of the Company, nor make any unauthorized use of such Proprietary Information. Executive will immediately turn over to the Company and not keep or deliver to any other person, all Proprietary Information related to the business of the Company, as well as all other property belonging to the Company. Executive has no right to retain any copies of Proprietary Information or Property for any reason whatsoever without the express written consent of the Company.

6.
Vested Benefits: Except as otherwise expressly provided in Section 2, nothing in this Agreement modifies or limits the terms or conditions of any Company qualified or non-qualified benefit plan or incentive plan. Except as otherwise expressly provided in Section 2, Executive’s eligibility for benefits and incentives, if any, will be governed by the terms of the applicable Company plan, including any modification thereto or reservation of rights therein.

7.
No Admission of Liability: This Agreement constitutes a full accord and satisfaction of any and all claims described above and will not be used as an admission of liability by the either party at any time for any purpose.

8.
Future Employment. Executive waives any right to assert any claim or demand for reemployment by the Company and will be ineligible for assignment as a contractor or service provider for the Company or any entity in which the Company holds any ownership interest; however, the terms of this Section may be waived in the sole discretion of Company in a writing made by the Vice President of Human Resources Operations.

9.
Non-Disparagement: Executive agrees that, unless compelled by subpoena or required by legal process (in which event Executive will give the Chief Legal Officer of DTE Energy prompt notice of such subpoena or other legal process in order to permit the Company or any affected individual to seek appropriate protective orders) in connection with a government legal process or investigation, he will not directly or indirectly disparage the reputation of the Company, or any past or present employee, officer or director of the Company. Nothing in this Section limits Executive’s ability to report possible securities law violations to the SEC and other federal agencies without notice to the Company. The Company (for purposes of this Section 9, in regard to the Company’s non-disparagement obligations only, “Company” shall mean individually the persons who are the DTE Energy Chief Executive Officer, Chief

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Peter Oleksiak		Company
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Exhibit 10.108

TRANSITION AND SEPARATION AGREEMENT

Legal Officer, and Vice President of Human Resources Operations as of the Effective Date) agrees that, unless compelled by subpoena or required legal process (in which event the Chief Legal Officer of DTE Energy will give Executive prompt notice of such subpoena or other legal process in order to permit Executive to seek appropriate protective orders) or required in connection with a government legal process or investigation, it will not directly or indirectly disparage the reputation of Executive.

10.
Voluntary Agreement: In signing this Agreement, Executive acknowledges that Executive does not and has not relied on any representation or statement by the Company or any representative of the Company regarding the subject matter or effect of this Agreement, except as stated herein. Executive acknowledges having had sufficient time to review the terms of this Agreement and is fully aware of its contents and legal effects. Executive has executed this Agreement after independent consideration and without being subjected to fraud, duress or undue influence. Executive has been advised to consult with an attorney prior to signing the Agreement.

11.	Choice of Law: This Agreement is made and entered into in the State of Michigan and will in all respects be interpreted, enforced and governed under the laws of that State.

12.
Severability: If any provision, section, subsection or portion of this Agreement is determined to be illegal, invalid or unenforceable, in whole or in part, by a court of competent jurisdiction, such determination will not affect any other provision and the remaining provisions of this Agreement will remain in full force and effect, and will be interpreted to best reflect the intent of the Parties. Also, the headings or section numbers are intended to be instructive, and not dispositive of the subject addressed.

13.
Integration: The entire Agreement between the Parties relative to the subject matter hereof is incorporated in this written document and supersedes all prior oral or written understandings. This Agreement may not be amended or modified except in a writing signed by the Parties.

14.
Waiting and Revocation Periods: Executive has twenty-one (21) days from the actual receipt of this Agreement to consider its terms, at which time the offer is withdrawn if it has not been accepted. Executive has the right to execute and return this Agreement at any time prior to the expiration of the waiting period. By signing earlier, Executive expressly and voluntarily waives any remainder of the 21-day review period.

Executive understands and agrees that this Agreement is revocable for seven (7) days following Executive’s signing of this Agreement, and may be revoked by a writing sent via certified mail to JoAnn Chavez, Chief Legal Officer, DTE Energy, One Energy Plaza 2340 WCB, Detroit, MI 48226, postmarked no later than the seventh (7th) day after this Agreement is signed by Executive (unless that day is a Sunday or a holiday, in which event the period is extended to the next day there is mail service). This Agreement will not become effective or enforceable until that revocation period has expired and will automatically become enforceable and effective on the eighth (8th) day after the date this Agreement is signed by Executive (the “Effective Date”).

15.
Medicare Acknowledgement: Executive affirms that he is not Medicare eligible, that he is not a Medicare beneficiary, that he is not within thirty (30) months of becoming Medicare eligible; that he is not 65 years of age or older; that he is not suffering from end stage renal failure or amyotrophic lateral sclerosis; that he has not received Social Security benefits for twenty-four (24) months or longer; and/or that he has not applied for Social Security benefits,

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Peter Oleksiak		Company
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Exhibit 10.108

TRANSITION AND SEPARATION AGREEMENT

and/or is not appealing any denial of Social Security disability benefits. Executive affirms and warrants he has made no claim for illness or injury against the Company, nor is he aware of any facts supporting any claim against the Company under which the Company could be liable for medical expenses incurred by the Executive before or after the execution of this Agreement. As Executive is not a Medicare recipient as of the Effective Date of this Agreement, Executive is aware of no medical expenses which Medicare has paid and for which the Company is or could be liable now or in the future. Executive affirms that, to the best of his knowledge, no liens of any governmental entities, including those for Medicare conditional payments, exist. The Parties have not shifted responsibility for medical treatment to Medicare in contravention of 42 U.S.C. § 1395y(b). The Parties have made every effort to adequately protect Medicare’s interest and incorporate such into the severance terms, and to comply with both federal and state law. The Parties acknowledge and understand that any present or future action or decision by the Centers for Medicare & Medicaid Services or Medicare on this Agreement, or Executive’s eligibility or entitlement to Medicare or Medicare payments, will not render this Agreement void or ineffective, or in any way affect the finality of this Agreement. Executive represents and agrees that he will indemnify, defend and hold the Company harmless from any and all claims, liens, Medicare conditional payments and rights to payment, known or unknown, arising from any and all charges for medical treatment Executive has received or will receive in the future. If any governmental entity, or anyone acting on behalf of any governmental entity, seeks reimbursement or damages (including multiple damages) from Company relating to Executive’s alleged past or future medical expenses, injuries, or claims, Executive will defend and indemnify Company, and hold Company harmless from any and all such damages (including multiple damages), claims, liens, Medicare conditional payments and rights to payment, including any attorneys’ fees and costs sought by such entities. Executive agrees to waive any and all private causes of action for damages pursuant to 42 U.S.C. § 1395y(b)(3)(A) et seq.

16.	Section 409A (Tax Implications). All amounts payable under this Agreement are intended to comply with the Code Section 409A “short term deferral” exception specified in Treas. Reg.
§ 1.409A-1(b)(4) or the “separation pay plan” exception specified in Treas. Reg. § 1.409A- 1(b)(9), or both of them, and shall be interpreted in a manner consistent with the applicable exceptions. If any amounts payable under this Agreement do not qualify for an exception and are subject to Code Section 409A, this Agreement shall be interpreted and administered to comply with Code Section 409A to the maximum extent possible. Payment of any amount subject to Code Section 409A that is scheduled to be paid within six (6) months after the Separation Date will accrue without interest and be paid on the earlier of (a) the first business day after the end of the six-month period, or (b) fifteen (15) days after the appointment of the personal representative or executor of Executive’s estate following his death. Nothing in this Agreement shall be construed as a guarantee of any particular tax treatment. In no event whatsoever (including, but not limited to, as a result of this Section or otherwise) shall the Company be liable for any tax, interest or penalties that may be imposed on Executive under Code Section 409A.

17.
Arbitration. Any controversy or claim arising out of or relating to the enforcement of this Agreement, its terms, breach of any warranty or representation herein, or to interpret or enforce this Agreement, shall be submitted to arbitration through the American Arbitration Association (“AAA”), with arbitration to occur in Wayne County, Michigan, and be resolved in accordance with the rules then in effect for such entity. The arbitration proceeding will allow the Parties to be represented by counsel at their respective expense, reasonable discovery,

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Peter Oleksiak		Company
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Exhibit 10.108

TRANSITION AND SEPARATION AGREEMENT

a hearing on the claim, selection of a neutral arbitrator by mutual agreement, and if the Parties are unable to agree, based on procedures provided by AAA, governing voluntary labor arbitration, judicial review as provided by Michigan law, and a written award containing findings of fact and conclusions of law. The Company shall pay the arbitration filing fee and arbitrator’s fee in the event of arbitration initiated by either party under this Section 17. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction. Notwithstanding the foregoing, the Parties may apply to any court of competent jurisdiction for preliminary or interim equitable relief for a breach or anticipated breach of a party’s obligations this Agreement, or to compel arbitration in accordance with this Section, without breach of the arbitration provision.

18.	May Be Signed in Counterparts: This Agreement may be signed in counterparts, and a facsimile or scanned signature sent via electronic mail will be considered as authentic as the original.
The undersigned have read the foregoing Agreement and accepted and agree to the provisions contained therein and hereby execute it voluntarily and with full understanding of its consequences.
PLEASE READ CAREFULLY. THIS AGREEMENT INCLUDES A RELEASE OF CLAIMS.

/s/Peter Oleksiak	/s/Diane M. Antishin
Peter Oleksiak, Executive	Diane M. Antishin, for the Company

Date: 3/23/2020	Date: 3/23/2020

42236131.1

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Peter Oleksiak		Company
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